UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 21, 1997

                                 Q.E.P. CO. INC
                                 --------------
             (Exact name of registrant as specified in its charter)

         FLORIDA                                     0-21161                        13-2983807
         -------                                     -------                        ----------
(State or other jurisdiction                (Commission File Number)              (IRS Employer
     of incorporation)                                                          Identification No.)

                    1081 HOLLAND DRIVE, BOCA RATON. FL 33487
                    ----------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (561) 994-5550
                                                           --------------
                                       N/A
          (Former name or former address, if changed since last report)

                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         This Report on Form 8-K contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions described above. Forward-looking statements may include, but are not limited to, projections of revenues, income or losses, capital expenditures, plans for future operations, the elimination of losses under certain programs, financings needs or plans, compliance with financial covenants in loan agreements, plans for sale of assets or businesses, plans relating to products or services of the Company, assessments of materiality, prediction of future events, and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this discussion, the words, "anticipates," "expects," "plans," and variations thereof and similar expressions are intended to identify forward-looking statements.

         Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.

         On November 3, 1997, the Company filed a report on Form 8-K with respect to the stock purchase agreement between the Registrant and RCI Holdings, Inc. At that time it was impracticable to provide the financial statements and pro forma financial information required to be filed therewith relative to the acquired company, and the Company stated in such Form 8-K that it intended to file the required financial statements and proforma financial information as soon as practicable, but no later than 60 days from the date of that filing. By this amendment to such Form 8-K, the Company is amending and restating Item 7 thereof to include the required financial statements and pro forma financial information.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. (RCI HOLDINGS) Report of Independent Auditors
                  Consolidated Balance Sheets as of March 31, 1997 and 1996 Consolidated Statements of Operations for the Years Ended
                       March 31, 1997 and 1996
                  Consolidated Statements of Net Capital Deficiency for the
                       Years Ended March 31, 1997 and 1996
                  Consolidated Statements of Cash Flows for the Years Ended
                       March 31, 1997 and 1996
                  Notes to Consolidated Financial Statements

                  Report of Independent Auditors
                  Consolidated Balance Sheets as of March 31, 1996 and 1995 Consolidated Statements of Operations for the Year Ended
                       March 31, 1996, the Three Months Ended March 31, 1995, and the Nine Months Ended December 31, 1994
                  Consolidated Statements of Net Capital Deficiency for the
                       Year Ended March 31, 1996, the Three Months Ended March 31, 1995 and the Nine Months Ended December 31, 1994
                  Consolidated Statements of Cash Flows for the Year Ended March
                       31, 1996, the Three Months Ended March 31, 1995 and the Nine Months Ended December 31, 1994
                  Notes to Consolidated Financial Statements

                  Interim Balance Sheet as of September 30, 1997 (Unaudited)
                       and March 31, 1997
                  Interim Statements of Income and Retained Earnings for the
                       Six Months Ended September 30, 1997 and 1996 (Unaudited)
                  Interim Statements of Cash Flows for the Six Months Ended
                       September 30, 1997 and 1996 (Unaudited)
                  Notes to Unaudited Interim Financial Statements

         (b)      PRO FORMA FINANCIAL INFORMATION

                  Introduction to Unaudited Pro Forma Consolidated Financial
                        Information
                  Pro Forma Consolidated Balance Sheets as of August 31, 1997
                        (Unaudited)
                  Notes to Pro Forma Consolidated Balance Sheets as of
                        August 31, 1997 (Unaudited)
                  Pro Forma Consolidated Statements of Operations for the
                        Year ended February 28, 1997 (Unaudited)
                  Notes to Pro Forma Consolidated Statements of Operations
                        (Unaudited)
                  Pro Forma Consolidated Statements of Operations for the
                         six months ended August 31, 1997 (Unaudited)
                  Notes to Pro Forma Consolidated Statements of Operations
                        (Unaudited)

         (c)      EXHIBITS

                  Exhibit
                  Number                                                           Description
                    2.1       Stock Purchase Agreement dated October 21, 1997
                              between the Registrant and RCI Holdings           Previously Filed

                    99.1      Form of warrant issued to the following persons,
                              in the following amounts:                         Previously Filed

                                  RCI Holdings, Inc.                  100,000
                                  Marlborough Capital Fund, Ltd.      100,000

                    99.2      Form of 8% Convertible Debenture issued to the
                              following persons in the following amounts:       Previously Filed

                                  RCI Holdings, Inc.               $1,911,673.30
                                  Marlborough Capital Fund         $5,088,326.76
                                  IBJ Schroeder as Escrow Agent    $  500,000

                    99.3      Escrow Agreement dated October 21, 1997 among the
                              Registrant, RCI Holdings, Inc. and IBJ Schroeder  Previously Filed


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Q.E.P. CO., INC.
                                   (Registrant)


                                              /s/ MARC P. APPLEBAUM
                                              ----------------------------------
                                             By: Marc P. Applebaum
                                                 Chief Financial Officer
3

                               RCI Holdings, Inc.

                        Consolidated Financial Statements

                       Years ended March 31, 1997 and 1996

                                    CONTENTS

Report of Independent Auditors............................................1

Audited Consolidated Financial Statements

Consolidated Balance Sheets...............................................2
Consolidated Statements of Operations.....................................4
Consolidated Statements of Net Capital Deficiency.........................5
Consolidated Statements of Cash Flows.....................................7
Notes to Consolidated Financial Statements................................8

                         Report of Independent Auditors

The Board of Directors
RCI Holdings, Inc.

We have audited the accompanying consolidated balance sheets of RCI Holdings, Inc. and subsidiaries as of March 31, 1997 and 1996, and the related consolidated statements of operations, net capital deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of RCI Holdings, Inc. and subsidiaries at March 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                          /s/ Ernst & Young LLP

Riverside, California

June 10, 1997, except for Notes 5 and 11 as to which the date is October 21, 1997


                               RCI Holdings, Inc.

                           Consolidated Balance Sheets

                                                                                         MARCH 31
                                                                                1997                  1996
                                                                       ---------------------------------------------
ASSETS
Current assets:
    Cash                                                                   $       114,739       $        52,999
    Accounts receivable, less allowance for doubtful
       accounts of $169,000 and $193,000 in 1997 and                             5,951,885             5,549,690
       1996, respectively
    Inventories                                                                  5,641,827             6,275,090
    Prepaid expenses                                                               186,885               151,792
                                                                       ---------------------------------------------
Total current assets                                                            11,895,336            12,029,571

Buildings and building improvements                                                 33,024                33,024
Machinery and equipment                                                          4,669,208             4,373,861
Furniture and fixtures                                                             832,063               724,932
Leasehold improvements                                                             210,812               202,291
                                                                       ---------------------------------------------
                                                                                 5,745,107             5,334,108
Less accumulated depreciation and amortization                                   2,241,342             1,160,912
                                                                       ---------------------------------------------
                                                                                 3,503,765             4,173,196

Goodwill (net of accumulated amortization of
    $730,321 and $437,881 in 1997 and 1996, respectively)                        4,088,786             4,381,226

Debt issuance costs (net of accumulated amortization of
    $467,779 and $276,824 in 1997 and 1996, respectively)                          762,017               952,972

Investments in joint ventures                                                       49,724                76,724

Other assets                                                                       369,355               360,810


                                                                       =============================================
                                                                           $    20,668,983       $    21,974,499
                                                                       =============================================


                                                                                         MARCH 31
                                                                                1997                  1996
                                                                       ---------------------------------------------

LIABILITIES AND NET CAPITAL DEFICIENCY
Current liabilities:
    Cash overdraft                                                         $       476,574       $       263,780
    Accounts payable                                                             3,388,170             3,435,507
    Accrued liabilities                                                            814,880               918,988
    Accrued management fee                                                         250,000                     -
    Accrued interest                                                               333,580                     -
    Long-term debt due within one year                                             887,850               782,856
                                                                       ---------------------------------------------
Total current liabilities                                                        6,151,054             5,401,131

Long-term debt                                                                  14,546,301            15,191,135

Deferred tax liability                                                              27,246                27,366

Deferred profit on sale/leaseback                                                  384,363               480,459

Commitments and contingencies

Redeemable preferred stock, 30,000 shares authorized, 20,000 shares issued and outstanding (liquidation preference of $2,360,000 at
    March 31, 1997)                                                              2,000,000             2,000,000

Net capital deficiency:
    Common stock, $.0001 par value:
       Authorized shares - 50,000
       Issued and outstanding shares - 20,428                                            2                     2
    Common stock warrants                                                           10,900                10,900
    Additional paid-in capital                                                      25,032                25,032
    Foreign currency translation adjustments                                       (55,924)               11,601
    Accumulated deficit                                                         (2,419,991)           (1,173,127)
                                                                       ---------------------------------------------
Total net capital deficiency                                                    (2,439,981)           (1,125,592)
                                                                       =============================================
Total liabilities and net capital deficiency                               $    20,668,983       $    21,974,499
                                                                       =============================================

SEE ACCOMPANYING NOTES.


                               RCI Holdings, Inc.

                      Consolidated Statements of Operations

                                                                                   YEAR ENDED MARCH 31
                                                                                1997                 1996
                                                                       -----------------------------------------------

  Net sales                                                                $   49,457,124        $   48,546,772
  Cost of sales                                                                42,598,326            41,013,483
                                                                       -----------------------------------------------
  Gross profit                                                                  6,858,798             7,533,289
                                                                       -----------------------------------------------

  Cost and expenses:
     Selling, general and administrative                                        6,346,332             6,619,839
     Interest                                                                   1,680,821             1,696,362
                                                                       -----------------------------------------------
                                                                                8,027,153             8,316,201
                                                                       -----------------------------------------------

  Loss before provision for taxes
     based on income                                                           (1,168,355)             (782,912)
  Provision for taxes based
     on income                                                                     81,532                92,743
                                                                       -----------------------------------------------
  Net loss                                                                 $   (1,249,887)       $     (875,655)
                                                                       ===============================================

SEE ACCOMPANYING NOTES.


                               RCI Holdings, Inc.

                Consolidated Statements of Net Capital Deficiency

                                                     COMMON STOCK
                                                                                    COMMON                ADDITIONAL
                                          -----------------------------------        STOCK                 PAID-IN
                                                  SHARES           AMOUNT          WARRANTS                CAPITAL
                                          ----------------------------------------------------------------------------------

Balances at April 1, 1995                         20,248           $    2      $    10,900            $      25,032
     Net loss                                          -                -                -                        -
     Foreign currency translation
     adjustments                                       -                -                -                        -
     Other                                             -                -                -                        -
                                          ----------------------------------------------------------------------------------
Balances at March 31, 1996                        20,248                2           10,900                   25,032
     Net loss                                          -                -                -                        -
     Foreign currency translation
       adjustments                                     -                -                -                        -
     Other                                             -                -                -                        -
                                          ----------------------------------------------------------------------------------
Balances at March 31, 1997                        20,248           $    2      $    10,900            $      25,032
                                          ==================================================================================

                             SEE ACCOMPANYING NOTES.

       FOREIGN
       CURRENCY
      TRANSLATION           ACCUMULATED           NET CAPITAL
      ADJUSTMENTS             DEFICIT             DEFICIENCY
--------------------------------------------------------------------



      $    104,020        $     (301,722)        $     (161,768)

                 -              (875,655)              (875,655)

           (92,419)                    -                (92,419)
                 -                 4,250                  4,250

--------------------------------------------------------------------
            11,601            (1,173,127)            (1,125,592)
                 -            (1,249,887)            (1,249,887)

           (67,525)                    -                (67,525)
                 -                 3,023                  3,023

--------------------------------------------------------------------
      $    (55,924)       $   (2,419,991)        $   (2,439,981)
====================================================================


                               RCI Holdings, Inc.

                      Consolidated Statements of Cash Flows

                                                                                   YEAR ENDED MARCH 31
                                                                                1997                  1996
                                                                       ---------------------------------------------

OPERATING ACTIVITIES
Net loss                                                                   $   (1,249,887)        $    (875,655)
Adjustments to reconcile net loss to net cash
    provided by operating activities:
       Depreciation and amortization                                            1,563,825             1,285,901
       Reduction in doubtful accounts                                             (24,000)              (37,000)
       Deferred income taxes                                                         (120)               27,366
       Write-down of investment in joint ventures                                  27,000                     -
       Amortization of deferred gain on
          sale/leaseback                                                          (96,096)              (96,096)
       Changes in operating assets and liabilities                                643,565               526,925
                                                                       ---------------------------------------------
Total adjustments                                                               2,114,174             1,707,096
                                                                       ---------------------------------------------
Net cash provided by operating activities                                         864,287               831,441

INVESTING ACTIVITIES
Purchases of property, plant and equipment                                       (410,999)           (1,663,159)
                                                                       ---------------------------------------------
Net cash used in investing activities                                            (410,999)           (1,663,159)

FINANCING ACTIVITIES
Borrowing of long-term debt                                                       239,500             1,672,691
Payment of long-term debt                                                        (779,340)             (742,144)
                                                                       ---------------------------------------------
Net cash (used in) provided by financing activities                              (539,840)              930,547

Effect of exchange rate changes on cash                                           (64,502)              (88,169)
                                                                       ---------------------------------------------
Net (decrease) increase in cash                                                  (151,054)               10,660

Cash (overdrafts) in excess of cash balance:
    Beginning of year                                                            (210,781)             (221,441)
                                                                       ---------------------------------------------
    End of year                                                            $     (361,835)        $    (210,781)
                                                                       =============================================

                             SEE ACCOMPANYING NOTES.

                               RCI Holdings, Inc.

                   Notes to Consolidated Financial Statements

                                 March 31, 1997

1. DESCRIPTION OF BUSINESS

BACKGROUND

RCI Holdings, Inc. (Holdings) is a corporation formed in connection with a corporate reorganization described below. Holdings' wholly owned subsidiary, Roberts Consolidated Industries, Inc. (the Company), manufactures and markets floor covering installation supplies and accessories. The Company's products, consisting of carpet tools, tackless carpet gripper, adhesives, heat bond tape, and metal moldings, are sold in more than 100 countries.

CORPORATE REORGANIZATION

At March 31, 1994, the Company was wholly owned by Roberts Holdings L.P. Subsequent to this date, but prior to the corporate reorganization, the Argosy Group L.P. (Argosy) and clients of Balfour Investors, Inc. purchased all of the Company's previously outstanding senior subordinated notes of approximately $38.2 million. Additionally, Argosy purchased from Roberts Holdings L.P. all of the outstanding shares of common stock and a portion of the warrants of the Company, and from Smith-Kline Beecham Corp. all of the outstanding shares of 6% cumulative redeemable preferred stock which the Company subsequently repurchased and retired.

During December 1994, the shareholders formed a new company (Holdings), exchanging their shares in the Company for newly issued shares of Holdings. Additionally, the Company borrowed approximately $10.8 million from various financial institutions under a line of credit, term loan and senior subordinated notes to refinance a portion of its previously outstanding subordinated debt. Payment for the remaining balance of debt was forgiven. Through these series of transactions, a new basis of accounting was established effective January 1, 1995, for financial reporting purposes. Holdings' cost of acquiring the Company was allocated based on the fair market value of the underlying net assets acquired. The purchase price was allocated as follows:

       Fair value of net assets acquired                                                $    18,178,000
       Excess of cost over fair value of assets acquired                                      4,735,000
                                                                                    =======================
       Total acquisition cost                                                           $    22,913,000
                                                                                    =======================

The excess of the acquisition cost over the fair value of net assets acquired is being amortized over 15 years using the straight-line method. The accompanying consolidated statements of operations, net capital deficiency, and cash flows for the years ended March 31, 1997 and 1996, have been prepared on the new basis of accounting.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Holdings' wholly owned subsidiaries, Roberts Consolidated Industries, Inc., Roberts Holdings International, Inc. and Roberts Canada. Investment in the 49% owned Brazilian joint venture is accounted for using the equity method. All significant intercompany transactions have been eliminated in consolidation.

Combined financial information of the foreign operations net of intercompany activity is as follows:

                                                             1997                    1996
                                                  ---------------------------------------------------
              Sales                                     $    7,516,616          $     7,757,339
              Operating profit                                 651,537                  655,703
              Total assets                                   3,535,999                3,427,567

REVENUE AND COST RECOGNITION

Revenues and costs are recognized upon shipment of merchandise.

INVENTORIES

Inventories are stated at the lower of standard cost, which approximates first-in, first-out (FIFO) cost, or market.

Inventories consist of the following at March 31:

                                                                                1997                  1996
                                                                       ---------------------------------------------
       Raw materials                                                        $   2,341,330         $   2,983,678
       Work-in-process                                                            898,601             1,083,026
       Finished goods                                                           2,401,896             2,208,386
                                                                       =============================================
                                                                            $   5,641,827         $   6,275,090
                                                                       =============================================

PLANT AND EQUIPMENT

Plant and equipment is stated at cost and is depreciated using primarily the straight-line method over the following estimated useful lives:

       Buildings and building improvements                  -   20 - 50 years
       Machinery and equipment                              -   3 - 15 years
       Furniture and fixtures                               -   8 - 10 years
       Leasehold improvements                               -   Lease life or 15 years, whichever is less

AMORTIZATION OF GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill represents the excess of cost over the fair value of net assets acquired resulting from the reorganization described in Note 1. Other intangible assets consist of acquisition and debt issuance costs and are being amortized over the life of the debt.

TRANSLATION OF FOREIGN CURRENCIES

The Company translates foreign currency financial statements by translating balance sheet accounts at year-end exchange rates and income statement accounts at the average exchange rates for the year. Translation gains and losses are recorded in net capital deficiency and transaction gains and losses are reflected in the consolidated statements of operations.

INCOME TAXES

Deferred income taxes are recorded based upon differences between the financial statement and tax basis of assets and liabilities.

USE OF ESTIMATES AND CONCENTRATION OF CREDIT RISK

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.

The Company is potentially subject to a concentration of credit risk for trade receivables from flooring material and accessory distributors. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential losses for uncollectible accounts and such losses have been within management's expectations.

3. STATEMENT OF CASH FLOWS

Changes in operating assets and liabilities are as follows at March 31:

                                                                                1997                  1996
                                                                       ---------------------------------------------

       Accounts receivable                                                 $   (378,195)          $   1,049,080
       Inventories                                                              633,263                 625,245
       Prepaid expenses                                                         (35,093)                 10,588
       Other assets                                                              (8,545)               (222,018)
       Accounts payable                                                         (47,337)               (544,812)
       Accrued liabilities                                                      145,892                (391,158)
       Accrued interest                                                         333,580                       -
                                                                       ---------------------------------------------
                                                                           $    643,565           $     526,925
                                                                       =============================================

The Company purchased approximately $68,000 of equipment with capital leases during 1996.

4. INCOME TAXES

Significant components of the provision for taxes based on income are as follows at March 31:

                                                    1997                  1996                  1995
                                           -------------------------------------------------------------------

       Foreign:
          Current                               $    81,652           $    65,377           $     127,634
          Deferred                                     (120)               27,366                 (52,982)

       Federal:
          Current                                      (800)                 (800)                 (6,294)
          Deferred                                        -                     -                       -

       State:
          Current                                       800                   800                     406
          Deferred                                        -                     -                       -
                                           -------------------------------------------------------------------
                                                $    81,532           $    92,743           $      68,764
                                           ===================================================================

A reconciliation of the differences between income tax expense and the amount computed by applying the statutory federal income tax rate to income before income taxes at March 31 is as follows:

                                                                  1997              1996
                                                            -------------------------------------
       Federal tax at statutory rate:                                 ( 34)%           (34)%
       Non deductible expenses                                           8               1
       Net operating loss not currently benefited                       26              33
       Additional foreign taxes                                          7               8
       Other                                                             -               3
                                                            -------------------------------------
                                                                         7%             11%
                                                            =====================================

Pretax income (loss) for domestic and foreign operations for the years ended March 31 is as follows:

                                                      1997                    1996
                                           --------------------------------------------------
       Domestic                                 $    (1,160,267)          $     (830,281)
       Foreign                                           (8,088)                  47,369
                                           --------------------------------------------------
                                                $    (1,168,355)          $     (782,912)
                                           ==================================================


At March 31, 1997, the Company had total deferred tax assets of approximately $1,900,840 ($1,709,000 for federal, $188,000 for state and $3,840 for foreign)
and deferred tax liabilities of $274,086 ($225,000 for federal, $18,000 for state and $31,086 for foreign). At March 31, 1996, the Company had total deferred tax assets of approximately $1,832,000 ($1,615,000 for federal, $181,000 for state and $36,000 for foreign) and deferred tax liabilities of $391,000 ($308,000 for federal, $20,000 for state and $63,000 for foreign). The Company has a total valuation allowance of $1,654,000 ($1,484,000 for federal and $170,000 for state). There was an approximate $186,000 change in the valuation account during the current year which, when netted against deferred tax assets, has no financial statement impact.

Significant components of the Company's deferred tax liabilities and assets as of the year end are as follows:

                                                               1997                        1996
                                                  --------------------------------------------------------
        Deferred income tax assets:
          Deferred gross profit                      $        153,600                $        192,185
          Vacation accrual                                     91,715                          92,072
          Amortization                                        166,325                          48,642
          Bonus accrual                                       204,240                               -
          Net operating loss carryover                        991,660                       1,252,330
          Foreign tax credit carryover                        127,500                         104,470
          State depreciation                                   21,780                          18,236
          Bad debt reserve                                     60,825                          47,930
          Other                                                83,195                          76,135
                                                  --------------------------------------------------------
                                                            1,900,840                       1,832,000

        Deferred income tax liabilities:
          Federal and foreign
            depreciation                                      225,270                         308,530
          Other                                                48,816                          82,836
                                                  --------------------------------------------------------
                                                              274,086                         391,366

          Net deferred asset                                1,626,754                       1,440,634
          Valuation allowance                              (1,654,000)                     (1,468,000)
                                                  --------------------------------------------------------
          Net deferred tax liability                 $        (27,246)               $        (27,366)
                                                  ========================================================

At March 31, 1997, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $2,873,000 and $156,000, respectively, expiring through 2012.

The Company also has foreign tax credit carryforwards for federal income tax purposes of approximately $106,000 expiring through 2000.

Income taxes paid during the years ended March 31, 1997 and 1996, were $109,000 and $113,000, respectively.

5. DEBT

The Company has a revolving credit agreement with IBJ Schroder Bank & Trust Co. and may borrow up to $8,000,000 based upon 85% of eligible domestic accounts receivable and 50% of eligible inventory. At March 31, 1997, the Company has approximately $1,064,000 available on the revolving credit. The revolving credit bears interest at prime (8.5% at March 31, 1997), plus 1.5% or Euro dollar (approximately 6.0% at March 31, 1997), plus 3.5% and is collateralized by substantially all of the assets of the Company. The weighted average interest rate relating to the revolving credit agreement was 9.5% and 9.9% for the years ended March 31, 1997 and 1996, respectively. The revolving credit expires on December 31, 1999, and requires the Company to maintain certain current and fixed charge ratios, meet minimum consolidated earnings and limit preferred stock dividends. As of March 31, 1997, the Company was not in compliance with certain covenants.

The 12.5% senior subordinated notes require the Company to maintain certain current and fixed charge ratios, meet minimum consolidated earnings and limit capital and other expenditures. As of March 31, 1997, the Company was not in compliance with certain covenants.

Long-term debt consists of the following at March 31:

                                                                       1997                  1996
                                                              ---------------------------------------------

Revolving credit agreement                                        $    6,935,840        $     6,697,653

12.5% senior subordinated notes, due December 31, 2001

                                                                       5,992,151              5,990,839

Termloan, principal due in monthly installments
    ranging from $60,000 - $78,000, interest payable
    quarterly at prime (8.5% at March 31, 1997) plus
    1.5% or at Euro dollar (approximately 6.0% at
    March 31, 1997) plus 3.5%, is due December 31,
    1999 and is subject to the same provisions as the
    revolving credit agreement                                         2,470,000              3,220,000

Capitalized leases including interest at effective interest
    rates from 5% to 19% collateralized by machinery
    and equipment with a net book value of $73,570 and
    $91,960, respectively                                                 36,160                 65,499
                                                              ---------------------------------------------
                                                                      15,434,151             15,973,991
Less amount due within one year                                          887,850                782,856
                                                              ---------------------------------------------
                                                                  $   14,546,301        $    15,191,135
                                                              =============================================

Principal maturities of long-term debt due subsequent to March 31, 1997, are as follows:

       YEAR ENDING MARCH 31,

       1998                                            $       887,850
       1999                                                    913,308
       2000                                                  7,640,842
       2001                                                  5,992,151
                                                   =======================
                                                       $    15,434,151
                                                   =======================

Interest paid during the years ended March 31, 1997 and 1996, was approximately $1,347,000 and $1,696,000, respectively.

In connection with the sale of the Company (see Note 11), the senior and subordinated debt were satisfied at closing.

6. COMMITMENTS

LEASES

The Company leases certain plant, warehouse and office facilities under long-term lease agreements expiring on various dates through 2003.

Lease expense for all noncancelable operating leases was approximately $924,000 and $898,000 for the years ended March 31, 1997 and 1996, respectively.

Minimum rentals from noncancelable operating leases are as follows:

       YEAR ENDING MARCH 31,

       1998                                                  $     951,577
       1999                                                        955,368
       2000                                                        975,301
       2001                                                        964,906
       2002                                                        991,089
       Thereafter                                                  995,117
                                                        -----------------------
       Total future minimum lease payments                   $   5,833,358
                                                        =======================

7. NET CAPITAL DEFICIENCY

COMMON STOCK

Holdings has reserved 3,747 shares of common stock for issuance upon exercise of the Common Stock Warrants.

PREFERRED STOCK

Holdings has authorized 30,000 shares and issued 20,000 shares of Cumulative Preferred Stock (Preferred Stock). The holders of the Preferred Stock have no voting rights. The holders are entitled to receive dividends at the annual rate of 8%, when declared by the Board of Directors out of funds legally available for dividends. The dividends are payable semiannually in arrears on June 30 and December 31 commencing June 1995 (Dividend Payment Date). Dividends are cumulative and accrue whether or not earned or declared.

Dividends accruing in respect to the first ten semiannual dividend payment dates may be paid by issuing additional shares of preferred stock at the rate of 1/100 of a share for each $1 of such dividend. Holdings, at its option, may pay a cash dividend in lieu of issuing fractional shares. Dividends accruing during the eleventh period and thereafter must be paid in cash.

The Preferred Stock must be redeemed by Holdings in three equal installments of 50% of the outstanding shares on January 1, 2002, 2003 and 2004, at $100 per share, plus accrued and unpaid dividends.

Upon dissolution or liquidation of Holdings, the holders of Preferred Stock are entitled to $100 per preferred share plus the cumulative dividends accrued after payment of liabilities.

At March 31, 1997, no dividends have been declared by the Board of Directors, and cumulative preferred dividends in arrears amount to approximately $360,000.

STOCK WARRANTS

As part of the corporate reorganization, Holdings issued Warrants at a value of $10,900 to the holders of the term loan, line of credit and senior subordinated notes (see Note 5). The Warrants entitle the holders to purchase a total of 3,747 shares of Holdings' Common Stock at $.01 per share on or before December 31, 2004. As of March 31, 1997, no warrants have been exercised.

8. RELATED PARTY TRANSACTIONS

The Argosy Group L.P. and Balfour Investors, Inc. rendered various management services to the Company in 1997. Included in general and administrative expense for the year ended March 31, 1997, is $250,000 for these services.

9. RETIREMENT PLANS

The Company has established two noncontributory defined benefit plans (the Plans) to provide retirement benefits for substantially all of its U.S. employees. One plan, which was bargained with the union, covers union employees. This plan continues. The other plan, which covers certain nonunion employees of the Company, was frozen as of February 28, 1994. All benefits were fixed as of that date. In lieu of continuing the plan, the Company increased its matching contribution in a 401(k) plan to 50% on up to 5% of eligible earnings for all participating employees.

Benefits under the Plans are based on employees' earnings and length of service with the Company. Non-U.S. employees are generally enrolled in pension plans in their country of domicile.

Net periodic pension income for the years ended December 31, 1996 and 1995, included the following components for its U.S. pension plans:

                                                                       1996                  1995
                                                              ---------------------------------------------

       Service cost                                                $      4,803          $      4,101
       Interest cost on projected benefit obligation                    167,583               164,302
       Actual return on plan assets                                    (401,895)             (467,526)
       Net amortization and deferral                                    195,017               289,753
                                                              ---------------------------------------------
       Net periodic pension income                                 $    (34,492)         $     (9,370)
                                                              =============================================

The following table sets forth the Plans' funded status at December 31 for its U.S. pension plans:


                                                                       1996                  1995
                                                              ---------------------------------------------

       Actuarial present value of accumulated
          benefit obligations:
              Vested                                               $    2,159,227        $    2,069,918
              Nonvested                                                    47,587                81,054
                                                              ---------------------------------------------
       Accumulated benefit obligation                              $    2,206,814        $    2,150,972
                                                              =============================================


                                                                      1996                  1995
                                                             ---------------------------------------------

       Projected benefit obligation                              $   (2,206,814)       $   (2,150,972)
       Plan assets at fair market value                               2,925,088             2,630,717
                                                             ---------------------------------------------
       Plan assets in excess of projected benefit obligation

                                                                        718,274               479,745

       Unrecognized net gain                                           (439,264)             (247,065)
       Unrecognized net asset                                              (929)               (1,003)
                                                             ---------------------------------------------
       Prepaid pension cost                                      $      278,081        $      231,677
                                                             =============================================

Assumptions used in the accounting as of December 31 were:

                                                                      1996                  1995
                                                             ---------------------------------------------

       Discount rate used to measure projected
          benefit obligation                                           8%                    8%
       Rate of compensation increase used to measure
         projected benefit obligation                                 N/A                   N/A
       Expected long-term rate of return on plan assets

                                                                       8%                    8%

Plan assets are held in a master trust which is administered by Wertheim Schroder & Co. Plan assets include corporate equity securities, corporate and government bonds, and money market accounts.

Total U.S. pension income for the years ended March 31, 1997 and 1996, was approximately $37,000 and $9,000, respectively.

10. CONTINGENCIES

Various legal actions and claims are pending against the Company in the ordinary course of business. In the opinion of management and its legal counsel, the outcome of these matters will not have a material adverse effect on the Company's financial position.

11. SALE OF COMPANY

On October 21, 1997, the shareholders of RCI Holdings, Inc. sold all of the common stock of Roberts Consolidated Industries, Inc. to QEP Co., Inc. for $12,350,000 in cash, $7,500,000 in 8% subordinated debentures due April 2001 and five-year warrants to purchase 200,000 shares of QEP common stock. The existing senior and subordinated debt and other nontrade debt of Holdings including any accrued interest, and preferred stock, were satisfied at closing. The transaction is intended to be recorded using the purchase method of accounting for business combinations.

                        Consolidated Financial Statements

                               RCI Holdings, Inc.
                      Roberts Consolidated Industries, Inc.

                           YEAR ENDED MARCH 31, 1996,
                      THREE MONTHS ENDED MARCH 31, 1995 AND
                       NINE MONTHS ENDED DECEMBER 31, 1994
                       WITH REPORT OF INDEPENDENT AUDITORS

                               RCI Holdings, Inc.
                      Roberts Consolidated Industries, Inc.

                        Consolidated Financial Statements

                           Year ended March 31, 1996,
                      three months ended March 31, 1995 and
                       nine months ended December 31, 1994

                                    CONTENTS

Report of Independent Auditors...................................1

Audited Consolidated Financial Statements

Consolidated Balance Sheets......................................2
Consolidated Statements of Operations............................4
Consolidated Statements of Net Capital Deficiency................5
Consolidated Statements of Cash Flows............................7
Notes to Consolidated Financial Statements.......................8

                         Report of Independent Auditors

The Board of Directors
RCI Holdings, Inc.

We have audited the accompanying consolidated balance sheets of RCI Holdings, Inc. (previously reported under Roberts Consolidated Industries, Inc.) and subsidiaries as of March 31, 1996 and 1995, and the related consolidated statements of operations, net capital deficiency, and cash flows for the year ended March 31, 1996, the three months ended March 31, 1995, and the nine months ended December 31, 1994. These financial statements are the responsibility of RCI Holdings Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of RCI Holdings, Inc. and subsidiaries at March 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for the year ended March 31, 1996, the three months ended March 31, 1995, and the nine months ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 1, during December 1994 the shareholders of Roberts Consolidated Industries, Inc. formed a new company, exchanging their shares in Roberts Consolidated Industries, Inc. for newly issued shares of RCI Holdings, Inc. Additionally, Roberts Consolidated Industries, Inc. refinanced a portion of its senior subordinated debt with the remaining balance being forgiven. Through these transactions, a new basis of accounting was established for financial reporting purposes.

                                                          /s/ Ernst & Young LLP

Riverside, California
May 16, 1996, except for Notes 5 and 11 as to which the date is October 21, 1997


                               RCI Holdings, Inc.
                      Roberts Consolidated Industries, Inc.

                           Consolidated Balance Sheets

                                                                                          MARCH 31
                                                                                1996                  1995
                                                                       ---------------------------------------------

ASSETS
Current assets:
    Cash                                                                   $        52,999       $       112,329
    Accounts receivable, less allowance for doubtful
       accounts of $193,000 and $230,000 in 1996 and
       1995, respectively                                                        5,549,690             6,561,770
    Inventories                                                                  6,275,090             6,900,335
    Prepaid expenses                                                               151,792               162,380
                                                                       ---------------------------------------------
Total current assets                                                            12,029,571            13,736,814

Buildings and building improvements                                                 33,024                33,024
Machinery and equipment                                                          4,373,861             2,665,214
Furniture and fixtures                                                             724,932               640,684
Leasehold improvements                                                             202,291               188,606
                                                                       ---------------------------------------------
                                                                                 5,334,108             3,527,528
Less accumulated depreciation and amortization                                   1,160,912               243,854
                                                                       ---------------------------------------------
                                                                                 4,173,196             3,283,674

Goodwill (net of accumulated amortization of $437,881
    and $199,048 in 1996 and 1995, respectively)                                 4,381,226             4,620,059

Debt issuance costs (net of accumulated amortization
    of $276,824 and $71,871 in 1996 and 1995, respectively)                        952,972             1,157,925

Investments in joint ventures                                                       76,724                76,724

Other assets                                                                       360,810               138,792

                                                                       =============================================
Total assets                                                               $    21,974,499       $    23,013,988
                                                                       =============================================



                                                                                         MARCH 31
                                                                                1996                  1995
                                                                       ---------------------------------------------

LIABILITIES AND NET CAPITAL DEFICIENCY
    Current liabilities:
    Cash overdraft                                                         $       263,780       $       333,770
    Accounts payable                                                             3,435,507             3,980,319
    Accrued liabilities                                                            918,988             1,310,146
    Long-term debt due within one year                                             782,856               739,165
                                                                       ---------------------------------------------
Total current liabilities                                                        5,401,131             6,363,400

Long-term debt                                                                  15,191,135            14,235,801

Deferred tax liability                                                              27,366                     -

Deferred profit on sale/leaseback                                                  480,459               576,555

Commitments and contingencies

Redeemable preferred stock, 30,000 shares authorized, 20,000 shares issued and outstanding (liquidation preference of $2,200,000 at
    March 31, 1996)                                                              2,000,000             2,000,000

Net capital deficiency:
    Common stock, $.0001 par value:
       Authorized shares - 50,000
       Issued and outstanding shares - 20,428                                            2                     2
    Common stock warrants                                                           10,900                10,900
    Additional paid-in capital                                                      25,032                25,032
    Foreign currency translation adjustments                                        11,601               104,020
    Accumulated deficit                                                         (1,173,127)             (301,722)
                                                                       ---------------------------------------------
Total net capital deficiency                                                    (1,125,592)             (161,768)
                                                                       ---------------------------------------------
Total liabilities and net capital deficiency                               $    21,974,499       $    23,013,988
                                                                       =============================================

                             SEE ACCOMPANYING NOTES.



                               RCI Holdings, Inc.
                      Roberts Consolidated Industries, Inc.

                      Consolidated Statements of Operations

                                                                                                  ROBERTS
                                                                    RCI                         CONSOLIDATED
                                                               HOLDINGS, INC.                  INDUSTRIES, INC.
                                                 ------------------------------------------------------------------
                                                          YEAR             THREE MONTHS          NINE MONTHS
                                                         ENDED                ENDED                 ENDED
                                                        MARCH 31             MARCH 31            DECEMBER 31
                                                          1996                 1995                  1994
                                                 ------------------------------------------------------------------

Net sales                                            $   48,546,772        $   13,189,097        $    36,494,961
Cost of sales                                            41,013,483            11,069,002             30,504,094
                                                 -------------------------------------------------------------------
Gross profit                                              7,533,289             2,120,095              5,990,867

Costs and expenses:

   Selling, general and administrative                    6,619,839             1,831,773              4,918,224
   Interest                                               1,696,362               489,808              3,966,372
                                                 -------------------------------------------------------------------
                                                          8,316,201             2,321,581              8,884,596
Loss before provision for taxes
   based on income                                         (782,912)             (201,486)            (2,893,729)
Provision for taxes based
   on income                                                 92,743                68,764                      -
                                                 ===================================================================
Net loss                                             $     (875,655)       $     (270,250)       $    (2,893,729)
                                                 ===================================================================


SEE ACCOMPANYING NOTES.




                                                RCI Holdings, Inc.
                                       Roberts Consolidated Industries, Inc.

                                 Consolidated Statements of Net Capital Deficiency

                                                      6% CUMULATIVE REDEEMABLE
                                                           PREFERRED STOCK                          CLASS A COMMON STOCK
                                          ------------------------------------------------------------------------------------------
                                                  SHARES                 AMOUNT               SHARES                AMOUNT
                                          ------------------------------------------------------------------------------------------
           ROBERTS CONSOLIDATED
             INDUSTRIES, INC.
------------------------------------------
Balances at March 31, 1994                         50,000            $     5,000,000             5,000           $      50
     Purchase and retirement of preferred
       stock at $100                               50,000)                (5,000,000)                -                   -
     Debt restructuring                                 -                          -                 -                   -
     Foreign currency translation
       adjustments                                      -                          -                 -                   -
     Net loss for the nine months ended                                                              -
     December 31, 1994                                  -                          -                                     -
                                          ------------------------------------------------------------------------------------------
Balances at December 31, 1994             -                          $             -             5,000           $      50
                                          ==========================================================================================

            RCI HOLDINGS, INC.
-------------------------------------------
Initial capitalization                                  -            $             -                 -           $       -
     Foreign currency translation
       adjustments                                      -                          -                 -                   -
     Net loss for the three months ended
       March 31, 1995                                   -                          -                 -                   -
     Other                                              -                          -                 -                   -
                                          ------------------------------------------------------------------------------------------
Balances at March 31, 1995                              -                          -                 -                   -
     Net loss for the year ended
       March 31, 1996                                   -                          -                 -                   -
     Foreign currency translation
       adjustments                                      -                          -                 -                   -
     Other                                              -                          -                 -                   -
                                          ------------------------------------------------------------------------------------------
Balances at March 31, 1996                              -            $             -                 -           $       -
                                          ==========================================================================================

SEE ACCOMPANYING NOTES.



                                                                   FOREIGN
        COMMON STOCK          COMMON         ADDITIONAL           CURRENCY
--------------------------    STOCK            PAID-IN           TRANSLATION           ACCUMULATED            NET CAPITAL
     SHARES       AMOUNT      WARRANTS         CAPITAL           ADJUSTMENTS             DEFICIT              DEFICIENCY
--------------------------------------------------------------------------------------------------------------------------------

             -     $   -     $         -   $   2,174,950          $    398,067        $  (34,634,568)      $  (27,061,501)

             -         -               -       4,900,000                     -                     -             (100,000)
             -         -               -      27,400,498                     -                     -           27,400,498

             -         -               -               -               (24,365)                    -              (24,365)

             -         -               -               -                     -            (2,893,729)          (2,893,729)
--------------------------------------------------------------------------------------------------------------------------------
             -     $   -     $         -   $  34,475,448          $    373,702        $  (37,528,297)      $   (2,679,097)
================================================================================================================================



        20,248     $   2     $    10,900   $      25,032          $          -       $            -         $       35,934

             -         -               -               -               104,020                    -                104,020

             -         -               -               -                     -             (270,250)              (270,250)
             -         -               -               -                     -              (31,472)               (31,472)
--------------------------------------------------------------------------------------------------------------------------------
        20,248         2          10,900          25,032               104,020             (301,722)              (161,768)

             -         -               -               -                     -             (875,655)              (875,655)

             -         -               -               -               (92,419)                   -                (92,419)
             -         -               -               -                     -                4,250                  4,250
--------------------------------------------------------------------------------------------------------------------------------
        20,248     $   2     $    10,900   $      25,032          $     11,601       $   (1,173,127)        $   (1,125,592)
================================================================================================================================


                               RCI Holdings, Inc.
                      Roberts Consolidated Industries, Inc.

                      Consolidated Statements of Cash Flows

                                                                                                  ROBERTS
                                                                    RCI                         CONSOLIDATED
                                                               HOLDINGS, INC.                  INDUSTRIES, INC.
                                                 ------------------------------------------------------------------
                                                          YEAR             THREE MONTHS          NINE MONTHS
                                                         ENDED                ENDED                 ENDED
                                                        MARCH 31             MARCH 31            DECEMBER 31
                                                          1996                 1995                  1994
                                                 ------------------------------------------------------------------
OPERATING ACTIVITIES
Net  loss                                              $  (875,655)          $  (270,250)          $ (2,893,729)
Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
     Depreciation and amortization                       1,285,901               401,988                740,459
     (Reduction in) provision for doubtful
       accounts                                            (37,000)               24,914                   (495)
     Deferred income taxes                                  27,366               (52,982)                     -
     Undistributed earnings from equity in
       joint  venture (income) loss                              -               (30,187)                   439
     Amortization of deferred gain on
       sale/leaseback                                      (96,096)              (24,024)               (72,072)
     Changes in operating assets and liabilities           526,925              (744,756)                82,720
                                                 -------------------------------------------------------------------
Total adjustments                                        1,707,096              (425,047)               751,051
                                                 -------------------------------------------------------------------
Net cash provided by (used in) operating
  activities                                               831,441               (695,297)             (2,142,678)

INVESTING ACTIVITIES
Purchases of property, plant and equipment              (1,663,159)             (196,936)              (114,031)
Payments of debt issuance costs                                  -              (211,893)              (999,897)
Foreign currency translation adjustments                         -                28,453                 57,750
                                                 -------------------------------------------------------------------
Net cash used in investing activities                   (1,663,159)             (380,376)            (1,056,178)

FINANCING ACTIVITIES
Net proceeds (payments) on line of credit                1,672,691                     -             (3,424,252)
Payment of long-term debt                                 (742,144)              (20,564)               (79,829)
Proceeds from common stock warrants                              -                    34                  9,500
Purchase of preferred stock                                      -                     -               (100,000)
Net proceeds from financing                                      -               766,562                      -
Proceeds from refinancing                                        -                     -             14,189,109
Payment on subordinated notes                                    -                     -            (10,770,000)
Interest on subordinated debt subsequently
   forgiven                                                      -                     -              3,478,604
                                                 -------------------------------------------------------------------
Net cash provided by financing activities                  930,547               746,032              3,303,132

Effect of exchange rate changes on cash                    (88,169)                5,284                  2,856
                                                 -------------------------------------------------------------------
Net increase (decrease) in cash                             10,660              (324,357)               107,132

Cash (overdrafts) in excess of cash balance:
   Beginning of year                                      (221,441)              102,916                 (4,216)
                                                 -------------------------------------------------------------------
   End of year                                         $  (210,781)          $  (221,441)          $    102,916
                                                 ===================================================================

SEE ACCOMPANYING NOTES.

                               RCI Holdings, Inc.
                      Roberts Consolidated Industries, Inc.

                   Notes to Consolidated Financial Statements

                                 March 31, 1996

1. DESCRIPTION OF BUSINESS

BACKGROUND

RCI Holdings, Inc. (Holdings) is a corporation formed in connection with a corporate reorganization described below. Holdings' wholly owned subsidiary, Roberts Consolidated Industries, Inc. (the Company), manufactures and markets floor covering installation supplies and accessories. The Company's products, consisting of carpet tools, tackless carpet gripper, adhesives, heat bond tape, and metal moldings, are sold in more than 100 countries.

CORPORATE REORGANIZATION

At March 31, 1994, the Company was wholly owned by Roberts Holdings L.P. Subsequent to this date, but prior to the corporate reorganization, the Argosy Group L.P. (Argosy) and clients of Balfour Investors, Inc. purchased all of the Company's previously outstanding senior subordinated notes of approximately $38.2 million. Additionally, Argosy purchased from Roberts Holdings L.P. all of the outstanding shares of common stock and a portion of the warrants of the Company, and from Smith-Kline Beecham Corp. all of the outstanding shares of 6% cumulative redeemable preferred stock which the Company subsequently repurchased and retired.

During December 1994, the shareholders formed a new company (Holdings), exchanging their shares in the Company for newly issued shares of Holdings. Additionally, the Company borrowed approximately $10.8 million from various financial institutions under a line of credit, term loan and senior subordinated notes to refinance a portion of its previously outstanding subordinated debt. Payment for the remaining balance of debt was forgiven. Through these series of transactions, a new basis of accounting was established effective January 1, 1995, for financial reporting purposes. Holdings' cost of acquiring the Company was allocated based on the fair market value of the underlying net assets acquired. The purchase price was allocated as follows:

       Fair value of net assets acquired                                                $    18,178,000
       Excess of cost over fair value of assets acquired                                      4,735,000
                                                                                    =======================
       Total acquisition cost                                                           $    22,913,000
                                                                                    =======================

The excess of the acquisition cost over the fair value of net assets acquired is being amortized over 15 years using the straight-line method. The accompanying consolidated statements of operations, shareholders' equity (net capital deficiency), and cash flows for the year ended March 31, 1996, and three months ended March 31, 1995, have been prepared on the new basis of accounting.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Holdings' wholly owned subsidiaries, Roberts Consolidated Industries, Inc., Roberts Holdings International, Inc. and Roberts Canada. Investment in the 49% owned Brazilian joint venture is accounted for using the equity method. All significant intercompany transactions have been eliminated in consolidation.

Combined financial information of the foreign operations net of intercompany activity is as follows:

                                                            1996                     1995
                                                  ----------------------------------------------------
                Sales                             $          7,757,339      $        7,909,897
                Operating profit                               655,703                 825,017
                Total assets                                 3,427,567               3,993,769

REVENUE AND COST RECOGNITION

Revenues and costs are recognized upon shipment of merchandise.

INVENTORIES

Inventories are stated at the lower of standard cost, which approximates first-in, first-out (FIFO) cost, or market.

Inventories consist of the following at March 31:

                                                                 1996                  1995
                                                        ---------------------------------------------
       Raw materials                                         $   2,983,678         $   2,623,197
       Work-in-process                                           1,083,026             1,258,729
       Finished goods                                            2,208,386             3,018,409
                                                        =============================================
                                                             $   6,275,090         $   6,900,335
                                                        =============================================

PLANT AND EQUIPMENT

Plant and equipment is stated at cost and is depreciated using primarily the straight-line method over the following estimated useful lives:

       Buildings and building improvements                  -   20 - 50 years
       Machinery and equipment                              -   3 - 15 years
       Furniture and fixtures                               -   8 - 10 years
       Leasehold improvements                               -   Lease life or 15 years, whichever is less

AMORTIZATION OF GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill represents the excess of cost over the fair value of net assets acquired resulting from the reorganization described in Note 1. Other intangible assets consist of acquisition and debt issuance costs and are being amortized over the life of the debt.

TRANSLATION OF FOREIGN CURRENCIES

The Company translates foreign currency financial statements by translating balance sheet accounts at year-end exchange rates and income statement accounts at the average exchange rates for the year. Translation gains and losses are recorded in shareholders' equity and transaction gains and losses are reflected in the consolidated statements of operations.

INCOME TAXES

Deferred income taxes are recorded based upon differences between the financial statement and tax basis of assets and liabilities.

USE OF ESTIMATES AND CONCENTRATION OF CREDIT RISK

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.

The Company is potentially subject to a concentration of credit risk for trade receivables from flooring material and accessory distributors. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential losses for uncollectible accounts and such losses have been within management's expectations.

RECLASSIFICATION

Certain amounts for 1995 have been reclassified to conform with the 1996 presentation.

3. STATEMENT OF CASH FLOWS

Changes in operating assets and liabilities are as follows:

                                                                                             ROBERTS
                                                                     RCI                    CONSOLIDATED
                                                               HOLDINGS, INC.              INDUSTRIES, INC.
                                                 ------------------------------------------------------------------
                                                          YEAR             THREE MONTHS          NINE MONTHS
                                                          ENDED                ENDED                 ENDED
                                                        MARCH 31             MARCH 31            DECEMBER 31
                                                          1996                 1995                  1994
                                                 ------------------------------------------------------------------

       Accounts receivable                             $  1,049,080          $  (471,317)          $ 1,213,798
       Inventories                                          625,245               63,904              (937,684)
       Prepaid expenses                                      10,588               34,785               (39,935)
       Intangibles                                                -               (5,059)                    -
       Other assets                                        (222,018)              (6,294)               (3,463)
       Accounts payable                                    (544,812)            (542,426)              768,481
       Accrued liabilities                                 (391,158)             181,651              (918,477)
                                                 ===================================================================
                                                       $    526,925          $  (744,756)          $    82,720
                                                 ===================================================================

36

As part of the corporate reorganization (see Note 1), approximately $27.4 million of debt at December 22, 1994, was exchanged for preferred stock of $2,000,000 and the difference credited to shareholders' equity.

The Company purchased approximately $68,000 of equipment with capital leases during 1996.

4. INCOME TAXES

Significant components of the provision for taxes based on income are as follows at March 31;

                                                   1996                  1995
                                               --------------------------------
       Foreign:

          Current                              $  65,377             $  127,634
          Deferred                                27,366                (52,982)

       Federal:

          Current                                   (800)                (6,294)
          Deferred                                    -                      -

       State:

          Current                                    800                    406
          Deferred                                    -                     -

                                            ------------------------------------
                                                $ 92,743              $  68,764
                                            ====================================

A reconciliation of the difference between income tax expense and the amount computed by applying the statutory federal income tax rate to income before income taxes at March 31 is as follows:

                                                        1996              1995
                                                    ----------------------------
        Federal tax at statutory rate                   ( 34)%             (34)%
        Non deductible expenses                            1                -
        Net operating loss not currently
           benefited                                      33                34
        Additional foreign taxes                           8                 4
        Other                                              3                (2)
                                                    ----------------------------
                                                          11%                2%
                                                    ============================

Pretax income (loss) for domestic and foreign operations for the years ended March 31 is as follows:

                                                     1996              1995
                                        ----------------------------------------
         Domestic                              $   (830,281)      $  (3,679,876)
         Foreign                                     47,369             584,661
                                        ----------------------------------------
                                               $   (782,912)      $  (3,095,215)
                                        ========================================

At March 31, 1996, the Company had total deferred tax assets of approximately $1,832,000 ($1,615,000 for federal, $181,000 for state and $36,000 for foreign)
and deferred tax liabilities of $391,000 ($308,000 for federal, $20,000 for state and $63,000 for foreign) and deferred tax liabilities of $391,000 ($308,000 for federal, $20,000 for state and $63,000 for foreign) At March 31, 1995, the Company had total deferred tax assets of approximately $2,780,000 ($2,240,000 for federal, $296,000 for state and $244,000 for foreign) and deferred liabilities of $587,000 ($439,000 for federal, $35,000 for state and $113,000 for foreign). The Company has a total valuation allowance of $1,468,000 ($1,307,000 for federal and $161,000 for state). There was an approximate $725,000 change in the valuation account during the current year which, when netted against deferred tax assets, has no financial statement impact.

Significant components of the Company's deferred tax liabilities and assets as of the year end are as follows:

                                                          1996          1995
                                                -------------------------------
       Deferred income tax assets:

         Deferred gross profit                  $     192,185      $    230,620
         Vacation accrual                              92,072            84,395
         Amortization                                  48,642           102,695
         Net operating loss carryover               1,252,330         1,982,800
         Foreign tax credit carryover                 104,470           104,470
         State depreciation                            18,236            16,310
         Bad debt reserve                              47,930            63,530
         Other                                         76,135           195,180
                                                -------------------------------
                                                    1,832,000         2,780,000

       Deferred income tax liabilities:

         Federal and foreign depreciation             308,530           520,000
         Other                                         82,836            67,000
                                                --------------------------------
                                                      391,366           587,000

         Net deferred asset                         1,440,634         2,193,000
         Valuation allowance                       (1,468,000)       (2,193,000)
                                                --------------------------------
         Net deferred tax liability             $     (27,366)     $          -
                                                ================================

At March 31, 1996, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $3,275,000 and $457,000 respectively, expiring through 2011.

The Company also has foreign tax credit carryforwards for federal income tax purposes of approximately $106,000 expiring through 2000.

Income taxes paid during the years ended March 31, 1996 and 1995, were $113,000 and $15,000, respectively.

5. DEBT

The Company has a revolving credit agreement with IBJ Schroder Bank & Trust Co. and may borrow up to $8,000,000 based upon 85% of eligible domestic accounts receivable and 50% of eligible inventory. At March 31, 1996, the Company has approximately $1,302,000 available on the revolving credit. The revolving credit bears interest at prime (8.25% at March 31, 1996), plus 1.5% or Euro dollar (approximately 5.5% at March 31, 1996), plus 3.5% and is collateralized by substantially all of the assets of the Company. The weighted average interest rate relating to the revolving credit agreement was 9.9% and 10.8% for the years ended March 31, 1996 and 1995, respectively. The revolving credit expires on December 31, 1999, and requires the Company to maintain certain current and fixed charge ratios, meet minimum consolidated earnings and limit preferred stock dividends. As of March 31, 1996, the Company was not in compliance with certain covenants.

The 12.5% senior subordinated notes require the Company to maintain certain current and fixed charge ratios, meet minimum consolidated earnings and limit capital and other expenditures. As of March 31, 1996, the Company was not in compliance with certain covenants.

Long-term debt consists of the following at March 31:

                                                                                      1996             1995
                                                                                  ------------------------------

Revolving credit agreement                                                        $  6,697,653     $  5,024,962

12.5% senior subordinated notes, due December 31, 2001                               5,990,839        5,990,839

Termloan, principal due in monthly installments ranging from $60,000 - $78,000, interest payable quarterly at prime (8.25% at March 31, 1996) plus 1.5% or at Euro dollar (approximately 5.5% at March 31, 1996) plus 3.5%, is due
    December 31, 1999 and is subject to the same provisions as the revolving
    credit agreement                                                                 3,220,000        3,940,000

Capitalized leases including interest at effective interest rates from 5% to 19%
    collateralized by machinery and equipment with a net book value of $91,960 and $52,270, respectively

                                                                                       65,499             19,165
                                                                            ------------------------------------
                                                                                   15,973,991         14,974,966
Less amount due within one year                                                       782,856            739,165
                                                                            ------------------------------------
                                                                              $    15,191,135       $ 14,235,801
                                                                            ====================================

Principal maturities of long-term debt due subsequent to March 31, 1996, are as follows:

       YEAR ENDING MARCH 31,
       ----------------------

              1997                                                 $     782,856
              1998                                                       887,856
              1999                                                       909,830
              2000                                                     7,402,610
              2001                                                           -
              Thereafter                                               5,990,839
                                                                 ---------------
                                                                    $ 15,973,991
                                                                 ===============

Interest paid during the years ended March 31, 1996 and 1995, was approximately $1,696,000 and $1,107,000, respectively.

In connection with the sale of the Company (see Note 11), the senior and subordinated debt were satisfied at closing.

6. COMMITMENTS

LEASES

The Company leases certain plant, warehouse and office facilities under long-term lease agreements expiring on various dates through 2003.

Lease expense for all noncancelable operating leases was approximately $898,000 and $886,000 for the years ended March 31, 1996 and 1995, respectively.

Minimum rentals from noncancelable operating leases are as follows:

       YEAR ENDING MARCH 31,
       ---------------------

                 1997                                             $     923,406
                 1998                                                   950,100
                 1999                                                   955,368
                 2000                                                   975,301
                 2001                                                   964,906
                 Thereafter                                             991,089
                                                                 --------------
              Total future minimum lease payments                 $   5,760,170
                                                                 ==============

7. NET CAPITAL DEFICIENCY

COMMON STOCK

Holdings has reserved 3,747 shares of common stock for issuance upon exercise of the Common Stock Warrants.

PREFERRED STOCK

Holdings has authorized 30,000 shares and issued 20,000 shares of Cumulative Preferred Stock (Preferred Stock). The holders of the Preferred Stock have no voting rights. The holders are entitled to receive dividends at the annual rate of 8%, when declared by the Board of Directors out of funds legally available for dividends. The dividends are payable semiannually in arrears on June 30 and December 31 commencing June 1995 (Dividend Payment Date). Dividends are cumulative and accrue whether or not earned or declared.

Dividends accruing in respect to the first ten semiannual dividend payment dates may be paid by issuing additional shares of preferred stock at the rate of 1/100 of a share for each $1 of such dividend. Holdings, at its option, may pay a cash dividend in lieu of issuing fractional shares. Dividends accruing during the eleventh period and thereafter must be paid in cash.

The Preferred Stock must be redeemed by Holdings in three equal installments of 50% of the outstanding shares on January 1, 2002, 2003 and 2004, at $100 per share, plus accrued and unpaid dividends.

Upon dissolution or liquidation of Holdings, the holders of Preferred Stock are entitled to $100 per preferred share plus the cumulative dividends accrued after payment of liabilities.

At March 31, no dividends have been declared by the Board of Directors, and cumulative preferred dividends in arrears amount to approximately $200,000.

STOCK WARRANTS

As part of the corporate reorganization, Holdings issued Warrants at a value of $10,900 to the holders of the term loan, line of credit and senior subordinated notes (see Note 5). The Warrants entitle the holders to purchase a total of 3,747 shares of Holdings' Common Stock at $.01 per share on or before December 31, 2004. As of March 31, 1996, no warrants have been exercised.

8. RELATED PARTY TRANSACTIONS

The Argosy Group L.P. and Balfour Investors, Inc. rendered various management services to the Company in 1996. Included in general and administrative expense for the year ended March 31, 1996, is $250,000 for these services.

9. RETIREMENT PLANS

The Company has established two noncontributory defined benefit plans (the Plans) to provide retirement benefits for substantially all of its U.S. employees. One plan, which was bargained with the union, covers union employees. This plan continues. The other plan, which covers certain nonunion employees of the Company, was frozen as of February 28, 1994. All benefits were fixed as of that date. In lieu of continuing the plan, the Company increased its matching contribution in a 401(k) plan to 50% on up to 5% of eligible earnings for all participating employees.

Benefits under the Plans are based on employees' earnings and length of service with the Company. Non-U.S. employees are generally enrolled in pension plans in their country of domicile.

Net periodic pension (income) cost for the years ended December 31, 1995 and 1994, included the following components for its U.S. pension plans:

                                                                1995                1994
                                                           -------------------------------


       Service cost                                         $     4,101        $   160,121
       Interest cost on projected benefit obligation            164,302            200,953
       Actual return on plan assets                            (467,526)           (83,909)
       Net amortization and deferral                            289,753            (87,895)
                                                           -------------------------------
       Net periodic pension (income) cost                   $    (9,370)       $   189,270
                                                           ===============================



The following table sets forth the Plans' funded status at December 31 for its U.S. pension plans:

                                                                                1995               1994
                                                                       ----------------------------------
       Actuarial present value of accumulated
         benefit obligations:

              Vested                                                        $  2,069,918     $ 2,088,090
              Nonvested                                                           81,054               -
                                                                       ==================================
       Accumulated benefit obligation                                       $  2,150,972     $ 2,088,090
                                                                       ==================================

       Projected benefit obligation                                         $ (2,150,972)    $(2,088,090)
       Plan assets at fair market value                                        2,630,717       2,282,268
                                                                       ----------------------------------
                                                                       ----------------------------------
       Plan assets in excess of projected benefit obligation                     479,745         194,178

       Unrecognized net loss (gain)                                             (247,065)         27,142
       Unrecognized net (asset) obligation                                        (1,003)         (1,077)
                                                                       ----------------------------------
       Prepaid pension cost                                                 $    231,677     $   220,243
                                                                       ==================================

Assumptions used in the accounting as of December 31 were:

                                                                              1995                 1994
                                                                       ---------------------------------

       Discount rate used to measure projected
          benefit obligation                                                      8%                 8%
       Rate of compensation increase used to measure
          projected benefit obligation                                           N/A                N/A
       Expected long-term rate of return on plan assets                           8%                 8%


Plan assets are held in a master trust which is administered by Wertheim Schroder & Co. Plan assets include corporate equity securities, corporate and government bonds, and money market accounts.

Total U.S. pension income (expense) for the years ended March 31, 1996 and 1995, was approximately $9,000 and ($189,000), respectively.

10. CONTINGENCIES

Various legal actions and claims are pending against the Company in the ordinary course of business. In the opinion of management and its legal counsel, the outcome of these matters will not have a material adverse effect on the Company's financial position.

11. SALE OF COMPANY

On October 21, 1997, the shareholders of RCI Holdings, Inc. sold all of the common stock of Roberts Consolidated Industries, Inc. to QEP Co., Inc. for $12,350,000 in cash, $7,500,000 in 8% subordinated debentures due April 2001 and five-year warrants to purchase 200,000 shares of QEP common stock. The existing senior and subordinated debt and other nontrade debt of Holdings including any accrued interest, and preferred stock, were satisfied at closing. The transaction is intended to be recorded using the purchase method of accounting for business combinations.

                               RCI HOLDINGS, INC.

                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                 September 30,         March 31,
                                                     1997                1997
                                                 -------------------------------

ASSETS
Current Assets:

         Cash                                 $     151,000        $     114,739
         Account Receivable, net                  6,374,000            5,951,885
         Inventories                              5,644,000            5,641,827
         Prepaid expenses                           210,000              186,885
                                              ----------------------------------
Total current assets                             12,379,000           11,895,336

Property, plant and equipment, net                3,324,000            3,503,765

Goodwill, net                                     3,920,000            4,088,786

Other intangible assets, net                        657,000              762,017

Investments in joint ventures                        50,000               49,724

Other assets                                        369,000              369,355
                                               ---------------------------------

                                               $ 20,699,000          $20,668,983
                                               =================================





SEE ACCOMPANYING NOTE
46


                               RCI HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEEETS
                                   (UNAUDITED)

                                                                September 30,              March 31,
                                                                         1997                   1997
                                                             ---------------------------------------
LIABILITIES AND NET CAPITAL DEFICIENCY
Current liabilities:
       Cash overdraft                                           $     522,000          $     476,574
       Accounts payable                                             4,248,000              3,388,170
       Accrued liabilities                                            974,000              1,064,880
       Accrued interest                                               385,000                333,580
       Long-term debt due within one year                             922,000                887,850
                                                                ------------------------------------
Total current liabilities                                           7,051,000              6,151,054

Long-term debt                                                     14,197,000             14,546,301

Deferred tax liability                                                 33,000                 27,246

Deferred profit on sale/leaseback                                     336,000                384,363

Commitments and contingencies

Redeemable preferred stock                                          2,000,000              2,000,000

Net capital deficiency:
       Common stock, $.0001 par value:
                Authorized shares - 50,000
                Issued and outstanding shares - 20,428                                             2
       Common stock warrants                                           11,000                 10,900
       Additional paid-in capital                                      25,000                 25,032
       Foreign currency translation adjustments                       (52,000)               (55,924)
       Accumulated deficit                                         (2,902,000)            (2,419,991)
                                                                 -----------------------------------
Total net capital deficiency                                       (2,918,000)            (2,439,981)
                                                                 -----------------------------------
Total liabilities and net capital deficiency                      $20,699,000            $20,668,983
                                                                  ==================================

SEE ACCOMPANYING NOTE



                               RCI HOLDINGS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (UNAUDITED)
                                                                           SIX MONTHS ENDED
                                                                   SEPTEMBER 30,             SEPTEMBER 30,
                                                                      1997                      1996
                                                               -----------------------------------------
Net sales                                                       $  24,754,000              $  25,406,000
Cost of sales                                                      21,434,000                 21,523,000
                                                               -----------------------------------------
Gross profit                                                        3,320,000                  3,883,000
                                                              ------------------------------------------

Cost and expenses:
       Selling, general and administrative                          2,990,000                  3,109,000
       Interest                                                       837,000                    822,000
                                                              ------------------------------------------
                                                                    3,827,000                  3,931,000
                                                               -----------------------------------------

Loss before provision for taxes
       based  on income                                              (507,000)                   (48,000)
Provision for taxes based
       on income                                                            0                          0
                                                           ---------------------------------------------
Net loss                                                        $    (507,000)             $     (48,000)
                                                                ========================================


SEE ACCOMPANYING NOTE


                               RCI Holdings, Inc.

                      Consolidated Statements of Cash Flows

                                  (UNAUDITED)

                                                                               SIX MONTHS ENDED SEPTEMBER 30,
                                                                                1997                  1996
                                                                       ---------------------------------------------

OPERATING ACTIVITIES
Net loss                                                                   $    (507,000)        $     (48,000)
Adjustments to reconcile net loss to net cash
    provided by operating activities:
       Depreciation and amortization                                             639,000               770,000
       Reduction in doubtful accounts                                            ------                (56,000)
       Deferred income taxes                                                     ------                 27,000
       Write-down of investment in joint ventures                                ------                ------
       Amortization of deferred gain on
          sale/leaseback                                                         (48,000)              (48,000)
       Changes in operating assets and liabilities                               444,000               280,000
                                                                       ---------------------------------------------
Total adjustments                                                              1,035,000               973,000
Net cash provided by operating activities                                        528,000               925,000

INVESTING ACTIVITIES
Purchases of property, plant and equipment                                      (185,000)             (456,000)
                                                                       ---------------------------------------------
Net cash used in investing activities                                           (185,000)             (456,000)

FINANCING ACTIVITIES
Borrowing of long-term debt                                                      103,000               ------
Payment of long-term debt                                                       (438,000)             (641,000)
                                                                       ---------------------------------------------
Net cash (used in) provided by financing activities                             (335,000)             (641,000)

Effect of exchange rate changes on cash                                          (17,000)             (106,000)
                                                                       ---------------------------------------------
Net (decrease) increase in cash                                                   (9,000)             (278,000)

Cash (overdrafts) in excess of cash balance:
    Beginning of period                                                         (362,000)             (208,000)
                                                                       ---------------------------------------------
    End of period                                                          $    (371,000)         $   (486,000)
                                                                       =============================================

                             SEE ACCOMPANYING NOTE.

                               RCI HOLDINGS, INC.

                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

Interim Financial Information

The interim financial data is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring accruals, necessary for a fair statement of the results of the interim periods. The results of operations for the six months ended September 30, 1997 are not necessarily indicative of the results that can be expected for the entire fiscal year ending March 31, 1998. The March 31, 1997 balance sheet was derived from audited financial statements but does not include all disclosures required by generally accepted accounting principles.

ITEM 7(b). PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF Q.E.P. CO., INC. AND RCI HOLDINGS, INC.

                     Q.E.P. CO., INC. AND RCI HOLDINGS, INC.

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated condensed balance sheets have been prepared by taking the August 31, 1997 balance sheet of Q.E.P. Co., Inc. (the "Company") and the September 30, 1997 balance sheet of RCI Holdings ("RCI") and giving effect to the acquisition of the stock of RCI by the Company as if it occurred as of August 31, 1997. The pro forma combined condensed balance sheet has been prepared for informational purposes only and does not purport to be indicative of the financial condition that necessarily would have resulted had this transaction taken place at August 31, 1997.

The following unaudited pro forma consolidated condensed statements of operations have been prepared by taking the statements of operations for the year ended February 28, 1997 and the six months ended August 31, 1997 of the Company and for the year ended March 31, 1997 and the six months ended September 30, 1997 of RCI and giving effect to the acquisition of the stock of RCI as if it occurred as of the beginning of each period. The revenues and results of operations included in the unaudited pro forma consolidated condensed statement of operations for the year ended February 28, 1997 and the six months ended August 31, 1997 are not considered necessarily to be indicative of anticipated results of operations for periods subsequent to the transaction, nor are they considered necessarily to be indicative of the results of operations for the periods specified had the transaction actually been completed at the beginning of each period.

These financial statements should be read in conjunction with the notes to the unaudited pro forma consolidated condensed financial statements, the financial statements of the Company and related notes thereto (as previously filed on Form 10-K), and the financial statements of RCI and related notes thereto included herein.



                     Q.E.P. CO., INC. AND RCI HOLDINGS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

                                 AUGUST 31, 1997

                                                        Q.E.P.        RCI             Pro Forma         Pro Forma
                                                    HISTORICAL     HISTORICAL         ADJUSTMENTS         Q.E.P.
                                                  ------------------------------------------------------------------
                                                      ASSETS

CURRENT ASSETS

Cash and cash equivalents                         $  4,333,973   $    151,000    (a)   (2,350,000)     $  2,134,973
Accounts receivable, net of allowance for
         doubtful accounts                           4,706,414      6,374,000    (b)     (743,443)       10,336,971
Note receivable                                                                  (c)      650,000           650,000
Inventories                                          6,267,784      5,644,000            --------        11,911,784

Other current assets                                   994,138        210,000            --------         1,204,138
                                                 ----------------------------       -------------------------------
         Total current assets                       16,302,309     12,379,000          (2,443,443)       26,237,866

NOTE RECEIVABLE                                      ---------      ---------    (c)    2,600,000         2,600,000

PROPERTY AND EQUIPMENT, NET                            638,942      3,324,000    (d)   (1,710,654)        2,252,288

GOODWILL                                             ---------      3,920,000    (e)    2,880,461         6,800,461

DEBT ISSUANCE COSTS, NET                             ---------        657,000    (i)     (657,000)        ---------

DEFERRED INCOME TAXES                                  204,900      ---------    (f)    1,000,000         1,204,900

OTHER ASSETS, NET                                      335,647        419,000    (g)      440,193         1,194,840
                                                   --------------------------        ------------------------------

                                                   $17,481,798    $20,699,000        $  2,109,557       $40,290,355
                                                   ==========================        ==============================

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial
Statements



                     Q.E.P. CO., INC. AND RCI HOLDINGS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

                                 AUGUST 31, 1997


                                       LIABILITIES AND STOCKHOLDERS' EQUITY

                                                      Q.E.P.          RCI             Pro Forma           Pro Forma
                                                    HISTORICAL     HISTORICAL         ADJUSTMENTS           Q.E.P.
                                                  -----------------------------------------------------------------
CURRENT LIABILITIES

         Accounts payable                         $  2,905,035      4,770,000    (h)      500,000         8,175,035
         Notes payable                                                           (n)    2,000,000         2,000,000
         Current maturities of long term debt                         922,000    (k)      257,857         1,179,857
         Accrued management fee                                       250,000    (l)     (250,000)
         Accrued interest                                             385,000    (m)     (385,000)
         Other current liabilities                      17,330        724,000    (p)       56,557           797,887
                                            ---------------------------------       -------------------------------

                  Total current liabilities          2,922,365      7,051,000           2,179,414        12,152,779

TERM LOAN                                                                        (i)    6,857,143         6,857,143

LONG TERM DEBT                                                     14,197,000    (q)  (14,197,000)        ---------

SUBORDINATED DEBT                                                                (o)    6,515,000         6,515,000

OTHER LIABILITIES                                      134,194        336,000    (r)     (336,000)          134,194

DEFERRED TAXES                                                         33,000    (s)      (33,000)        ----------


COMMITMENTS

STOCKHOLDERS' EQUITY

         Preferred stock                               336,660      2,000,000    (t)   (2,000,000)          336,660
         Common stock                                    2,655                                                2,655
         Additional paid-in capital                  8,485,519         25,000    (t)      (25,000)        8,485,519
         Retained earnings (deficit)                 5,658,305     (2,902,000)   (t)    2,902,000         5,658,305
         Common stock warrants                                         11,000    (t)      195,000           206,000
         Foreign currency translation adjustments                     (52,000)   (t)       52,000
         Treasury stock                                (57,900)                                             (57,900)
                                                 ----------------------------       --------------------------------
                                                    14,425,239       (918,000)          1,124,000        14,631,239
                                                 ----------------------------       --------------------------------

                                                   $17,481,798    $20,699,000         $ 2,109,557       $40,290,355
                                                 ============================       ================================

See accompanying notes to Unaudited ProForma Condensed Consolidated Financial
Statements

                     Q.E.P. CO., INC. AND RCI HOLDINGS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED FEBRUARY 28, 1997

                                                      Q.E.P.         RCI               Pro Forma          Pro Forma
                                                    HISTORICAL     HISTORICAL         ADJUSTMENTS           Q.E.P.
                                                   ----------------------------------------------------------------
Net Sales                                        $33,140,273      $49,457,124  (1) (1,735,454)           $80,861,943
Cost of Sales                                     20,118,824       39,584,654  (1) (1,735,454)            57,968,024
                                                 -------------------------------------------------------------------
         Gross Profit                             13,021,449        9,872,470                             22,893,919

Operating expenses
         Shipping                                  2,440,535        3,013,672                              5,454,207
         Selling, General and administrative       7,628,346        6,346,332  (2) (1,326,869)            12,647,809
                                                --------------------------------------------------------------------
                  Total operating expenses        10,068,881        9,360,004      (1,326,869)            18,102,016

Other income (expense)
         Interest expense                            (7,250)       (1,680,821) (3)    255,821            (1,432,250)
                                                --------------------------------------------------------------------

         Income (loss) before income taxes         2,945,318       (1,168,355)       1,582,690             3,359,653
                                               ---------------------------------------------------------------------

Provision (benefit) for income taxes               1,142,577           81,532  (4)     237,434             1,461,543

         NET INCOME (LOSS)                      $  1,802,741      $(1,249,887)   $   1,345,256          $  1,898,110
                                                ====================================================================

Net income per share                            $       0.89                                            $        .94
                                                =====================================================================

Weighted average shares outstanding                2,015,268                                               2,015,628
                                                 ====================================================================

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                     Q.E.P. CO., INC. AND RCI HOLDINGS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE SIX MONTH PERIOD ENDED AUGUST 31, 1997

                                                      Q.E.P.          RCI            Pro Forma          Pro Forma
                                                    HISTORICAL     HISTORICAL       ADJUSTMENTS           Q.E.P.
Net Sales                                          $17,388,257    $24,754,000  (a) $   (671,266)        $41,470,991
Cost of Sales                                       10,868,872     19,848,000  (a)     (671,266)         30,045,606
                                                  ---------------------------       -------------------------------
         Gross Profit                                6,519,385      4,906,000            ------          11,425,385

Operating expenses
         Shipping                                    1,379,807      1,586,000                             2,965,807
         Selling, General and Administrative         3,745,968      2,990,000  (b)     (696,196)          6,039,772
                                                 ----------------------------       -------------------------------
                  Total operating expenses           5,125,775      4,576,000          (696,196)          9,005,579

Other income (expense
         Interest income (expense)                     115,180       (837,000) (c)      127,910            (593,910)
                                                  ----------------------------       ------------------------------

         Income (loss) before income taxes           1,508,790       (507,000)          824,106           1,825,896

Provision (benefit) for income taxes                   588,428                 (d)      161,600             750,028
                                                  --------------------------         ------------- ----------------

         NET INCOME (LOSS)                        $    920,362    $  (507,000)       $  662,506         $ 1,075,868
                                                  ============================        =============================

Net income per share                              $       0.34                                          $      0.40
                                                  ============================       ==============================

Weighted average shares outstanding                  2,664,567                                            2,664,567
                                                  ============================       ==============================

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                    Q.E.P. CO., INC. and RCI HOLDINGS, INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed consolidated balance sheets and statements of operations present the financial position and results of operations of Q.E.P. CO., Inc. (the "Company") giving effect to the acquisition on October 21, 1997 of 100% of the outstanding common stock of RCI Holdings, Inc. ("RCI"). The Pro Forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the transaction been in effect during the periods presented or which may be reported in the future. The results of operations for the six months ended August 31, 1997 are not necessarily indicative of the results of operations to be expected for the full year.

At closing, the Company paid the RCI shareholders $12,350,000 in cash. The balance of the purchase price consisted of: (i) issuance of $7,500,000 8% subordinated debt, due April 1, 2001 which has been recorded net of debt issue discount and (ii) issuance of 200,000 warrants to purchase common stock (valued at $206,000). The pro forma financial statements reflect these amounts.

In connection with the acquisition, the Company sold certain assets of RCI to an unrelated entity. The Company received a $3,750,000 note receivable, which has a net present value of $3,250,000.

The adjustments below were prepared based on data currently available and in some cases are based on estimates or approximations. It is possible that the actual amounts to be recorded may have an impact on the results of operations and the balance sheet different from that reflected in the accompanying unaudited pro forma condensed consolidated financial statements. It is therefore possible that the entries presented below will not be the amounts actually recorded at the closing date.

                     Q.E.P. CO., INC. AND RCI HOLDINGS, INC.
  NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                        BALANCE SHEETS AT AUGUST 31, 1997

(a)    Cash
              Record amount of purchase price paid in cash                               $ (12,350,000)
              Record use of line of credit                                                   2,000,000
              Record term loan obtained to finance purchase                                  8,000,000
                                                                                          ------------
                                                                                         $  (2,350,000)
                                                                                          -------------
(b)    Accounts receivable
              Record elimination of intercompany accounts                                $    (443,443)
              Record and increase the reserve for credit notes and bad debts                  (300,000)
                                                                                          --------------
                                                                                         $    (743,443)
                                                                                          --------------
(c)    Notes receivable
              Record note received upon sale of assets, net                              $    3,250,000
              Reclass current portion of note                                                  (650,000)
                                                                                           -------------
                                                                                         $    2,600,000
                                                                                           =============


(d)    Fixed assets
              Record sale of certain assets                                              $   (1,710,654)

(e)    Goodwill
              Additional cost in excess of net assets acquired                           $     9,280,000
              Adjust basis upon sale of assets                                                (1,539,346)
              Write-off RCI goodwill                                                          (3,920,000)
              Record deferred tax asset                                                       (1,000,000)
              Adjust other assets for pension assets in excess of projected benefits            (440,193)
              Record and estimate amounts for environmental and severance liabilities            500,000
                                                                                             -------------
                                                                                          $    2,880,461
                                                                                             -------------

(f)    Deferred tax asset
              Record deferred tax asset                                                   $    1,000,000

(g)    Other Assets
              To record adjustment for Plan assets in excess of projected
                   benefit obligation                                                     $      440,193

(h)    Accounts Payable
              Record estimate of environmental and severance liabilities                  $     (500,000)
                                                                                                     -

(i)    Debt issuance costs
              Write-off balance of debt issuance costs associated with the
                debt discharged upon acquisition                                          $     (657,000)

(j)    Term loan
              Record bank term loan due October 1, 2004                                   $    8,000,000
              Less current portion                                                            (1,142,857)
                                                                                             -------------
                                                                                          $    6,857,143
                                                                                               -------------
(k)    Current Maturities of Long Term Debt
              Record elimination of short term portion of Roberts debt                    $     (885,000)
              Record new current maturities of short term debt                                 1,142,857
                                                                                              -------------
                                                                                          $      257,857
                                                                                              -------------
(l)    Accrued management fees
              To eliminate accrued management fees of RCI                                 $     (250,000)

(m)    Accrued interest
              To eliminate accrued interest of RCI                                        $     (385,000)

(n)    Notes payable
              Record draw down on bank line to finance purchase                           $    2,000,000


                     Q.E.P. CO., INC. AND RCI HOLDINGS, INC.
  NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

BALANCE SHEETS AT AUGUST 31, 1997

(o)    Subordinated debt
              Record issuance of 8% subordinated debentures due April 1, 2001                $  7,500,000
              Less debt issue discount                                                           (985,000)
                                                                                             -------------
                                                                                             $  6,515,000
                                                                                             ------------
(p)      Other Current Liabilities
              Acquisition and related fees                                                   $    500,000
              Record elimination of intercompany balance                                         (443,443)
                                                                                             ------------
                                                                                             $     56,557
                                                                                             ------------
(q)      Long term debt
              Record elimination of long term portion of debt                                $(14,197,000)

(r)      Deferred Gain
              To eliminate RCI other liabilities                                             $   (336,000)

(s)      Deferred Taxes
              To remove RCI deferred taxes                                                   $    (33,000)

(t)      Stockholders' equity
              To eliminate stockholders' deficiency of RCI                                   $    918,000
              To record issuance of warrants in connection with the acquisition                   206,000
                                                                                             -------------

                                                                                             $  1,124,000

                                                                                             -------------

                     Q.E.P. CO., INC. AND RCI HOLDINGS, INC.

  NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED FEBRUARY 28, 1997




(1)      Net Sales
                  To eliminate intercompany sales                                          $(1,735,454)

(2)      General and administrative expenses
                  Remove Depreciation related to the sale of assets                        $  (152,000)
                  Remove amortization of RCI intangibles                                      (553,000)
                  To remove compensation of RCI president offset by other payroll increases   (475,000)
                  To amortize goodwill over useful life (35 years)                             194,470
                  To record additional expenses related to sales, marketing and travel          25,000
                  To remove mananagement fee charged                                          (366,339)
                                                                                           ------------
                                                                                           $(1,326,869)
                                                                                           ============
 (3)     Interest expense
                  To record interest due on subordinated debt                              $   600,000
                  To record interest on note payable and term loan                             725,000
                  To remove interest on RCI notes                                           (1,680,821)
                  To reduce interest income based on amounts paid in cash                      100,000
                                                                                           ------------
                                                                                           $  (255,821)
                                                                                           ============
 (4)     Provision (benefit) for Income Taxes
                  To adjust tax provision/(benefit) on a consolidated basis                $  (230,566)
                  To adjust deferred taxes for use of preacquisition NOL                       468,000
                                                                                           ------------
                                                                                               237,434
                                                                                           ============

58


Q.E.P. CO., INC AND RCI HOLDINGS, INC.

Notes to Unaudited Pro Forma Consolidated Statements of Operations
Statement of Operations
For the Six Month Period Ended August 31, 1997
(a)      Net Sales
                  To eliminate intercompany sales                             $ (671,276)

(b)      General and Administrative expenses
                  To remove depreciation related to the sale of assets        $ (119,546)
                  Remove amortization of RCI intangibles                        (276,000)
                  To remove compensation of President offset by
                  other payroll increases                                       (170,000)
                  To amortize Goodwill based on useful life (35 years)            97,235
                  To remove management fee charged                              (227,885)
                                                                              -----------
                                                                              $ (696,196)
                                                                              ===========
(c)      Interest expense
                  To record interest due on subordinated debt at 8%           $  300,000
                  To record interest on note payable and term loan at 7.25%      362,500
                  To remove interest on RCI notes                               (840,410)
                  To reduce interest income based on amounts paid in cash         50,000
                                                                              -----------
                                                                              $ (127,910)
                                                                              ===========
 (d)     Provision (benefit) for Income Taxes
                  To adjust tax provision/(benefit) on a consolidated basis   $ ( 72,400)
                  To adjust deferred taxes for use of preacquisition NOL         234,000
                                                                              -----------
                                                                                 161,600
                                                                              ===========

59